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                                                                Exhibit 10.29

                        RIGHT OF FIRST REFUSAL AGREEMENT


     AGREEMENT dated as of the 6th day of April 1998 between WMS INDUSTRIES INC. ("WMS"), a Delaware corporation, and MIDWAY GAMES INC. ("Midway"), a Delaware corporation, each with an address at 3401 North California Avenue, Chicago, Illinois 60618.

                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, the parties have provided for certain arrangements between themselves pursuant to a Manufacturing Agreement, a Confidentiality and Non-Competition Agreement and other agreements, each dated as of the date hereof (the "Contractual Arrangements"); and

     WHEREAS, the parties desire to set forth the terms of an arrangement pursuant to which Midway shall have a right of first refusal with respect to any sale by WMS of its manufacturing plant located in Waukegan, Illinois (the "Waukegan Plant").

     NOW, THEREFORE, in consideration of the premises, the Contractual Arrangements and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. The following terms as used in this Agreement shall have the meanings set forth below:

     1.1 "Midway" means Midway and its subsidiaries, except where the context otherwise requires.

     1.2 "WMS" means WMS and its subsidiaries, except where the context otherwise requires.



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2. RIGHT OF FIRST REFUSAL.

     2.1 If at any time WMS receives a bona fide offer from a third party to purchase the Waukegan Plant, or any material part thereof, which offer is not made in connection with a sale of substantially all of WMS's assets and business as a going concern or a sale of substantially all of the capital stock of WMS, and which offer WMS intends to accept, then WMS shall, prior to accepting such offer, promptly send a written notice setting forth the terms of such offer (the "Offer Notice") to Midway, and Midway may elect to purchase the Waukegan Plant on the same terms as those stated in the Offer Notice by notice (the "Acceptance Notice") given within twenty (20) days after the giving of the Offer Notice, time being of the essence. Nothing in this Agreement is intended to preclude Midway from making an offer to purchase the Waukegan Plant at any time.

     2.2 In the event that within such 20 day period Midway fails to give the Acceptance Notice, WMS shall be free to accept the third party's offer on the terms set forth in the Offer Notice. If WMS fails to complete the sale to such third party within 180 days after the date of the Offer Notice, then WMS shall again be subject to the requirements of Section 2.1 before selling the Waukegan Plant to the same or any other third party.

     2.3 In no event shall Midway have any right pursuant to this Agreement to purchase any greater or lesser part of the Waukegan Plant than that specified in the Offer Notice.

3. EFFECTIVE DATE AND TERM. This Agreement is effective as of April 6, 1998 and shall expire on April 5, 2008.

4. MISCELLANEOUS.

     4.1 No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on any future occasion.

     4.2 Each party warrants and represents that proceeding herewith is not inconsistent in any material way with any contractual obligations, expressed or implied, undertaken with any third party.



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     4.3  In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective in such jurisdiction only to the extent of such violation without invalidating any other provision hereof.

     4.4 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed.

     4.5 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     4.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder. No person shall be deemed to be a third party beneficiary of this Agreement. Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have against third parties, which rights, claims and defense the parties specifically reserve.

     4.7 All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

     4.8 Each party hereto shall take such actions and execute such documents and instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     4.9 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     4.10 This Agreement constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered



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in this Agreement.  No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                WMS INDUSTRIES INC.


                                                By:/s/ Harold H. Bach, Jr.
                                                   ------------------------
                                                   Harold H. Bach, Jr.
                                                   Vice President-Finance


                                                MIDWAY GAMES INC.


                                                By:/s/ Neil D. Nicastro
                                                   ------------------------
                                                   Neil D. Nicastro
                                                   President





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